EXHIBIT 99.1

This document includes forward-looking statements, which are subject to risks and uncertainties. The words "believe," "expect," "anticipate," "optimistic," "intend," "plan," "aim," "will," "should," "could," "likely," and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: the success, timeliness and financial impact, including costs, cost savings and other benefits, of reengineering initiatives being implemented or considered by the company, including moving internal and external functions to the Internet to save costs; the impact on the company's businesses and uncertainty created by the September 11th terrorist attacks, and the potential negative effect on the company's businesses and infrastructure, including information technology systems, of any such attacks or disaster in the future; the impact on the company's businesses resulting from a war with Iraq; consumer and business spending on the company's travel related services products, particularly credit and charge cards and growth in card lending balances; successfully expanding the company's on-line and off-line distribution channels and cross-selling financial, travel, card and other products and services to its customer base, both in the U.S. and abroad; effectively leveraging the company's assets, such as its brand, customers and international presence, in the Internet environment; and investing in and competing at the leading edge of technology across all businesses. A further description of these and other risks and uncertainties can be found in the company's Annual Report on Form 10-K for the year ended December 31, 2001, and its other reports filed with the SEC.


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                                Ken Chenault:
                  Technology Challenges Facing Today's CEO's
                 FORRESTER RESEARCH EXECUTIVE STRATEGY FORUM

Remarks prepared for presentation by American Express Chairman and Chief Executive Officer Ken Chenault on November 7, 2002.

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It is a pleasure for me to join all of you at this year's forum. The theme for this year's session -- "Using Technology to Recapture Momentum" -- is certainly a topical one. Given the external environment, positive momentum is something many companies are looking to regenerate today. The business conditions we currently face are clearly not for the faint of heart, and it is difficult to come up with an adjective to appropriately describe the times.

"Daunting", "Volatile" and even "Frightening" can apply on certain days, but the one that comes closest in a broader sense is "uncertain."

     o   Uncertain equity markets
     o   Uncertain economic conditions
     o   Uncertain confidence in corporations, and
     o   An uncertain political environment

Uncertainty makes business planning harder to do, even as it makes it more important. For most of the 1980's and 1990's planning was relatively easy. The times were generous to many companies -- American Express included. Economic trends were not only positive, they were steady and predictably positive. It was a time of optimism in the technology arena and in the equity markets.

The Internet frenzy was in full swing and, as a result, many believed that the tech sector was immune to an economic downturn. It was a time when "bricks and mortar" -- traditional company assets -- were viewed as a liability. Instead, virtual companies flourished, unencumbered by the economic rules other businesses had to live by. The promise appeared unlimited.

Reality, however, intervened with the economic and market downturn in 2001. Companies, business leaders and the equity markets -- many of whom had so recently seen the future -- paused...... reflected...... and decided to trek back to solid commercial ground. Perspective on the Internet, too, clearly changed. But just as the most vocal advocates of the Internet were guilty of overstatement back then, so too are today's doomsayers. The fact is that the Internet has already made a lasting impression on our personal and our business lives.

At American Express:

     o It has changed the way we conduct our businesses, both online and offline;
     o   And it has changed our markets, our products, our competitors.

I firmly believe the Internet retains the power of business transformation. And, as we enter this second phase of the Internet period, I continue to believe in its potential. My ultimate goal is to have the Internet become firmly embedded in the Corporate DNA of American Express -- a part of most of our internal and external processes and services.

Given my beliefs about the potential of the Internet, nothing we do can be considered sacred.

     o   We are looking at new ways to do old routines;
     o And new ideas and initiatives are being put in place to capitalize on the power of the Net.

At American Express, we have continually reinvented our Company. Throughout our 152 year history, we have evolved ...... from freight forwarding, to travelers cheque and travel, to payments and financial services. And, we consider the Internet to be an important part of our next reinvention.

Over the last couple of years, as I looked at the business models at American Express, it was clear they had adjusted over time to the robust economy and equity markets. To prepare for a less favorable environment, I wanted American Express to become more flexible -- as an organization, and in how we operated our business models. We went about increasing this flexibility in a number of ways:

     o   We broadened our product set and diversified our merchant base.
     o   We lowered the risk profile in our investment and card portfolios.
     o We partnered in several key areas with companies such as Delta, Costco and IBM, to name just a few.
     o   We reengineered revenue sources and our cost base.
     o We increased our product distribution channels to gain customers and growth, and
     o   We improved our operational efficiency.

Some of these changes are, of course, internal to American Express and don't apply across all companies. Some of the changes, however, do have a broader application, particularly my last two examples -- distribution and operational efficiency. It has been in these two areas that technology, and particularly the Internet, has had the greatest impact on our overall business flexibility.

As with many companies, our Internet strategy has evolved. Relative to many of our peers, we moved online early. Netscape, the symbol of Internet emergence, came into being 400 weeks ago. At American Express we've been online for 360. Initially we regarded the Internet primarily from the topline -- as a source of potential revenue. We viewed the Internet as a new business opportunity - we'd use it to expand into banking and brokerage, and to become an online destination site for our customers.

What we found instead was that the economic benefit of being online would be gained in other ways -

through the addition of more new customers to our existing businesses, as a more efficient means of cross sell, and through lower servicing costs.
We have succeeded by thoughtfully integrating our offline and online activities. The Internet has become an extension and an evolution of how we conduct our business, with a little bit of revolution thrown in as well. And we have found that our business models - in payments and in financial services
- are particularly amenable to capitalizing on the Internet's advantages.

We have used the Internet to change:

     o   The way we serve and acquire our customers;
     o   The way we develop our products and services;
     o   And, it has improved the economics of our businesses.

Here are some examples of our progress.

From our first point of online entry in 1997 we began introducing online servicing capabilities across both our payments and financial services businesses. Today, more than 80 percent of our servicing transactions for U.S. Cardmembers can be done online. In fact, we now have more online interactions with customers than we do by telephone or in person.

On a worldwide basis, cardmembers have enrolled almost 10 million American Express cards in our online account service. This access provides services ranging from:

     o   the simple - such as changing an address;
     o   to the more complex - such as requesting a line of credit increase.

Online enrollment is up 40 percent from last year and now represents almost 18 percent of our global card base, including consumer, corporate and Small Business cardmembers. Increasingly, our cardmembers, clients and merchants are using technology for the convenience, flexibility and choice it provides. And, it tends to be our highest value customers that are using online services:

     o   Our online cardmembers tend to spend more and be more loyal;
     o While our online financial services clients have twice as many assets with us and are more likely to have multiple accounts.

One area where we have put online servicing to good use is in bill payment. Using both telecom and Internet capabilities, 31 percent of all U.S. card payments made in the 3rd quarter were paid electronically -- up 30 percent from Q3 '01. Underscoring this shift, the number of cardmembers paying their bill by mail has now declined by 9 percent in 2002. We have also leveraged the Internet extensively with another key segment of our customer base -- the corporate market.

Our Internet application for the corporate card segment - Amex@Work - gives clients a faster, simpler way to work with us. Over 11,000 corporate account administrators now go online to perform most of their account maintenance, rather than contacting us by phone, fax or mail. Since 1999, the percentage of corporate card maintenance transactions completed online through Amex@Work has now increased to 63 percent.

This improves not just our efficiency, but our customers' efficiency and satisfaction as well. Using Amex@Work saves the average client 71 days per year of administrative labor. This time saving equates to about a 70 percent reduction in the amount of time spent on these administrative tasks. We have also seen a double digit increase in customer satisfaction, as clients find the online channel easier, more accurate and timelier than traditional servicing.

In addition to servicing existing customers, the Internet also provides an important customer acquisition channel.

     o   In 2002, 18 percent of our new U.S. cards have been acquired online;
     o At American Express Financial Advisors, the Internet has produced 16 percent of the new leads for our financial advisors through the 3rd quarter.
     o Similarly, we have also seen a 30 percent increase in the number of Financial Advisor clients coming to us online.

In addition to higher volumes, we have also found that the quality of prospects and clients is the same or better than offline.

The second broad area where the Internet provides flexibility is in product development. Our first generation of Internet related investments focused on creating online capabilities across our global payments and retail financial services businesses. Many of those capabilities were developed in house, but that first generation also included investments in outside companies that, in turn, were developing Internet products and services. We are now incorporating this broad array of capabilities into the development of new products.

As we work on product design and development, the Internet is not merely an "add on" feature we think about at the end of the process. Instead, it is a critical part of our upfront assessment of customer needs, and in the design of our value proposition. Here are 2 examples.

The biggest product development win at American Express Financial Advisors has been to take online capabilities and combine them with other features to provide a new product - American Express ONE. Launched in May, American Express ONE is a consolidated relationship account that combines banking, brokerage, investments and payments. Core to this value proposition is the platform we developed in the late 90's as part of our entry into online banking and online brokerage. At launch, we envisioned these businesses being sizable stand alone ventures. That vision didn't materialize.

But now, by leveraging existing banking and brokerage capabilities, and interfacing them with data and systems at Financial Advisors and within our card business, we are able to provide customers with a new, consolidated investment account. While it is still early days for this product the ONE Account has already generated $1.5 billion in new money for us so far this year. By using our existing online platform, we were able to bring this product to market faster and cheaper than we could have otherwise - all made possible by successfully leveraging our online capabilities.

For small businesses, the Internet is core to our repositioned and rebranded product offering -- OPEN - the Small Business Network. As small business owners place a premium on convenience and flexibility, we provide a range of online servicing for these customers. But, in addition, as part of our redesign we have now fully integrated the Internet into our small business value proposition. Core to OPEN are a number of online services and features we make available through our network of partners, including:

     o Dun & Bradstreet, to provide small businesses with credit information on potential customers;
     o Paytrust, to allow customers to receive, review and pay all of their bills online;
     o And Business Filings, to offer online incorporation services to our small business cardmembers.

By focusing on the online experience of our small business customers, we have

     o   increased traffic to our OPEN website by 20 percent;
     o and have increased the number of online applications in the third quarter by 57 percent over the third quarter last year.

In addition to providing greater flexibility in serving and acquiring customers, and in the development of new value propositions, the net has also yielded real bottom line savings for American Express and our customers.Nowhere has this transformation been as effective as in Corporate Travel, where we are the leader in online business travel.

To give you a sense of our scope in this business, we now have over 1,400 corporate clients booking their travel online. We expect these clients to generate over 1.3 million transactions for full year 2002, representing about 16 percent of our total transaction base - a number that has grown steadily over the last 2 years. We have made the adoption of online travel a priority in this area because it truly does represent a win/win for both the client and American Express. Clients benefit in two ways.

First, since the cost of processing an online booking is less expensive for us, we are able to reduce the transaction fee the client pays us by 50 percent to 70 percent. More significant, however, are the savings the client sees on the travel spending itself vs. an offline booking.

     o   15 percent to 20 percent on the average airline ticket
     o   and 8 percent to 10 percent on hotel costs.

For companies with multi-million dollar travel spending, these savings are both real and meaningful. Online transactions are a win for American Express as well. By shifting reservations off of the phones and onto a website, we are able to substantially improve employee productivity and dramatically drive down our costs. Employees at our online fulfillment centers process almost 7,000 transactions per year vs. approximately 1,400 for our offline servicing. This translates into much higher financial returns... because even though we earn lower fee revenue from the client for online bookings, the profitability of those transactions is actually higher by approximately 40 percent.
Given the current environment, our shift to online travel has become even more important. Corporate travel has typically been a very people intensive business, while also being very cyclical. By shifting our client volumes online we gain substantial flexibility in our corporate travel business model. Instead of ratcheting our workforce up and down based on volumes, the higher productivity of online transactions allows us to stabilize our workforce and protect our profitability. As corporate travel volumes rebound from their current low levels, which they eventually will, our objective is to add as much of it online as we can.

Corporate travel is just one example where we have gained bottom line benefits from moving to the Internet. But we have seen advantages across almost every transaction we have moved online. For example:

     o Our cost base is reduced by more than two thirds when we present a customer's billing statement electronically rather than through a paper statement... although getting customers to give up paper has been a challenge.
     o Electronic payments produce a 50 percent cost savings vs. payments by mail.
     o Our relative cost of providing customer service online is 90 percent cheaper than providing the same service through a telephone service representative.
     o And our cost to acquire a new U.S. cardmember or a new Financial Advisor client is approximately 40 percent less than the average offline channel.

With the majority of our online servicing capabilities built and paid for, we expect the Internet to generate sustainable margin improvement for us over the near to moderate term. With the prospect of slower economic conditions ahead of us, the shift to the Internet is key to delivering against our financial objectives. Over the last 5 years at American Express, the Internet has become integral to the way we operate our businesses and to the company overall. Today I have only touched on some of the ways the Internet is increasing our flexibility with external customers and shareholders. But we are also making strides internally. We now provide online access for the vast majority of employees and, as a result, have been using the Internet to improve internal processes:

     o   100 percent of our employee communications are now available online.
     o During the first 3 weeks of offering online HR servicing, 20,000 employee transactions were processed.
     o And 25 percent of our procurement dollars in the U.S. have been moved online, saving us money in transaction processing, but even more importantly controlling spending to ensure that employees are buying at contracted rates.

As we've implemented our Internet strategy over the last few years we have clearly learned a number of important lessons. While the Internet is not going to provide new sources of revenue for physical world companies as people once thought, it still has the power to transform a business. The capabilities unleashed in the 1990's by the Internet have set in motion long-term changes and opportunities that businesses can capitalize on:

     o The convenience, flexibility, and ubiquity of the Internet have changed customer preferences and behavior. Some customers require incentives to change their behavior, and some customers will never convert, but movement to the net is for real.
     o Interactive capabilities can be leveraged to develop new value propositions segmented to specific customer groups.
     o It contributes to business growth by enabling companies to reach new segments of prospective customers.
     o Offering online capabilities allows customers greater choice, flexibility and control over how they wish to be serviced.
     o And it makes overall servicing more efficient. As more customers choose to work online, our most valuable resources - our people -- can be redirected to focus on actions that add more value to the customer's experience.

As we have all seen over the last 18 months, the external environment can change quickly. But, even with difficult conditions, there will still be winners and losers in the market. In a time of uncertainty the winners will be those companies with the greatest degree of flexibility in their technology, infrastructure and business model. It will be the companies that don't just respond to change, but who embrace it and become better, stronger organizations as a result.

Thank you.